Exhibit 10.3

Execution Version

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

EDGEPOINT INVESTMENT GROUP INC.,
ON BEHALF OF CERTAIN PERSONS AND ACCOUNTS MANAGED BY IT

- and -

PREMIUM RESOURCES LTD.

March 18, 2025

TABLE OF CONTENTS

ARTICLE 1
INTERPRETATION

ARTICLE 2
BOARD OF DIRECTORS

ARTICLE 3
PARTICIPATION RIGHT

ARTICLE 4
REGISTRATION RIGHTS AND RIGHT TO PLACE

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

ARTICLE 6
COVENANTS OF THE COMPANY

ARTICLE 7
INFORMATION RIGHTS

ARTICLE 8
MISCELLANEOUS

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AGREEMENT is dated as of March 18, 2025 (the "**Effective Date**"),

B E T W E E N:

EDGEPOINT INVESTMENT GROUP INC.,
a corporation existing under the *Business Corporations Act* (Ontario), on behalf of certain persons and accounts managed by it,

(hereinafter referred to as the "**Investor**"),

\- and -

PREMIUM RESOURCES LTD.,
a corporation existing under the *Business Corporations Act* (Ontario),

(hereinafter referred to as the "**Company**").

WHEREAS the Investor and the Company are party to an investor rights agreement dated June 14, 2024 (the "**Original Agreement**");

WHEREAS the Company is indebted to certain persons and accounts managed by the Investor and the Company has elected to settle such debt through the issuance of units of the Company comprised of one Common Share in the Company and one Common Share purchase warrant in two separate tranches (the "**Debt Settlement Transaction**");

AND WHEREAS in consideration of, among other things, the Investor's direct and indirect equity investment in the Company and the completion of the Debt Settlement Transaction, the Company agreed to amend and restate the Original Agreement in order to grant the Investor certain additional rights on the terms and subject to the conditions set out herein;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1 Defined Terms

For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

"**Act**" means the *Business Corporations Act* (Ontario);

"**Affiliate**" has the meaning ascribed to such term in National Instrument 45-106 – *Prospectus Exemptions*, as in effect on the date of this Agreement;

"**Applicable Laws**" means with respect to any person, any domestic, foreign, federal, provincial, state, county or municipal or local law, rule or regulation, including any statute, regulation, rule or subordinate legislation or treaty or common law and any rule, decree, policy or enactment of any Governmental Authority that is binding or applicable to such Person;

"**Base Shelf Prospectus**" has the meaning ascribed thereto in NI 44-102;

“**Blackout Period**” means the Company’s regular annual and quarterly blackout periods in respect of its release of its financial results;

"**Board**" means the board of directors of the Company;

"**Bought Deal**" means a fully underwritten offering on a bought deal basis pursuant to which an underwriter has committed to purchase securities of the Company pursuant to a "bought deal letter" prior to the filing of a preliminary prospectus or prospectus supplement or a distribution pursuant to an overnight marketed offering;

"**Business Day**" means any day, other than (a) a Saturday, Sunday or statutory holiday in the Province of Ontario, or (b) a day on which banks are generally closed in the Province of Ontario;

"**Canadian Securities Authorities**" means the "Canadian securities regulatory authorities" as defined in National Instrument 14-101 – *Definitions,* and any of their successors;

"**Canadian Securities Laws**" means the applicable securities legislation of each of the provinces and territories of Canada and all published regulations, policy statements, orders, rules, instruments, rulings and interpretation notes issued thereunder or in relation thereto, as the same may hereafter be amended from time to time or replaced;

"**Common Shares**" means the common shares in the capital of the Company issued and outstanding from time to time and includes any common shares that may be issued hereafter;

"**Company**" shall have the meaning set out in the preamble hereto;

"**Consents**" means all consents, approvals, permits, licences, waivers of rights of first refusal or waivers of due on sale clauses or other waivers, as applicable, from any party to any contract or any Governmental Authority, in each case, necessary in connection with the execution of this Agreement or the performance of any terms hereof or any document delivered pursuant hereto or the completion of any of the transactions contemplated by this Agreement;

"**Constating Documents**" means, with respect to any Person, its articles or certificate of incorporation, amendment, amalgamation or continuance, memorandum and articles of association, letters patent, supplementary letters patent, by-laws, partnership agreement, limited liability corporation or social agreement or other similar document, and all unanimous shareholder agreements, other shareholder agreements, voting trusts, pooling and/or syndicated agreements and similar contracts, arrangements and understandings applicable

to the Person's securities, all as amended, supplemented, restated and replaced from time to time;

"**Convertible Securities**" means any security convertible, exchangeable or exercisable for or into, with or without consideration, Common Shares or other equity or voting securities of the Company, including any Warrants, options or other rights issued by the Company and, for greater certainty, including any securities issued under any equity incentive compensation arrangements;

"**Downsize Notice**" has the meaning attributed thereto in Section 3.3(d);

"**Downsized Entitlement**" has the meaning attributed thereto in Section 3.3(d);

"**Exchange**" means the TSX Venture Exchange or such other stock exchange where the Common Shares are listed and principally trade from time to time;

"**Excluded Dilutive Event**" shall have the meaning set out in Section 3.6;

"**Exercise Notice**" shall have the meaning set out in Section 3.3(a);

"**Fully-Diluted Basis**" means, with respect to the number of outstanding Common Shares at any time, the number of Common Shares that would be outstanding if all rights to acquire Common Shares were exercised, including all Common Shares issuable upon the conversion, exercise or exchange of any securities convertible, exercisable or exchangeable into Common Shares;

"**Governmental Authority**" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, ministry, central bank, court, tribunal, arbitral body, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, including any stock exchange or self-regulatory authority and, for greater certainty, the Securities Regulatory Authorities and the Exchange;

"**Investor**" shall have the meaning set out in the preamble hereto;

"**Investor Nominee**" shall have the meaning set out in Section 2.2(a);

"**Offering**" shall have the meaning set out in Section 3.1(a);

"**NI 44-102**" means National Instrument 44-102 *Shelf Distributions;*

"**Offering Convertible Securities**" has the meaning set out in Section 3.1(a);

"**Offering Notice**" shall have the meaning set out in Section 3.1(a);

"**Offering Securities**" has the meaning set out in Section 3.1(a);

"**Ownership Percentage**" means at any time, the Investor's percentage ownership interest in the Common Shares, which shall be calculated on a non-diluted basis by dividing (x) the number of Common Shares held or over which control or direction is exercised, directly or indirectly, by the Investor and its Affiliates, by (y) the total number of Common Shares issued

and outstanding at such time; provided, for certainty, that in the case of both (x) and (y), the number of Common Shares used in the calculation will not assume the conversion, exercise or exchange, by the Investor and its Affiliates of any securities convertible, exercisable or exchangeable into Common Shares held or over which control or direction is exercised by the Investor and its Affiliates at such time;

"**Partially Diluted Basis**" means at any time, the Investor's percentage ownership interest in the Common Shares calculated on a partially-diluted basis by dividing (x) the sum of (i) the number of Common Shares held or over which control or direction is exercised, directly or indirectly, by the Investor and its Affiliates; and (ii) the number of Common Shares that would be outstanding if all rights to acquire Common Shares held or over which control or direction is exercised, directly or indirectly, by the Investor and its Affiliates were exercised, including all Common Shares issuable upon the conversion, exercise or exchange of any such securities convertible, exercisable or exchangeable into Common Shares; by (y) the sum of (A) the total number of Common Shares issued and outstanding at such time; plus (B) the number of Common Shares determined for (i) above, provided, for certainty, that in the case of both (x) and (y), the number of Common Shares used in the calculation will not assume the conversion, exercise or exchange of securities convertible, exercisable or exchangeable into Common Shares by any holder thereof, other than the Investor and its Affiliates;

"**Participation Right**" shall have the meaning set out in Section 3.2;

"**Person**" means any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, company, corporation or other body corporate, union, Governmental Authority and a natural person in his/her/their capacity as trustee, executor, administrator, or other legal representative;

"**Private Placement**" means a private placement of 120,000,000 units of the Company at $0.30 per unit for aggregate gross proceeds of $36,000,000, with each unit consisting of one Common Share and one-half of one warrant to purchase one additional Common Share at an exercise price of $0.55 per Common Share (subject to any changes to the size or terms of the financing that are approved by the Board);

"**Registration**" means the qualification of securities for distribution under Canadian Securities Laws (or any of them) by way of a prospectus prepared in accordance with the Canadian Securities Laws;

"**Reporting Jurisdictions**" means British Columbia, Alberta, Manitoba and Ontario;

"**Securities Regulatory Authorities**" means the securities regulatory authority of each of the Reporting Jurisdictions and the Exchange;

"**Shelf Prospectus Supplement**" has the meaning given to it in NI 44-102;

"**Short Form Prospectus**" means a prospectus in the form of Form 44-101F1 under National Instrument 44-101 - *Short Form Prospectus Distributions*;

"**Subsidiary**" means, at any time, with respect to any Person, any other Person, if at such time the first mentioned Person (i) owns, directly or indirectly, securities or other ownership interests in such other Person, having ordinary voting power to elect a majority of the board of directors or Persons performing similar functions for such other Person, and (ii) directly or

indirectly, through the operation of any agreement or otherwise, the ability to elect or cause the election of a majority of the board of directors or other persons performing similar functions for such other Person or otherwise exercise control over the management and policies of such other Person, and in either case will include any other Person in like relationship to a Subsidiary of such first mentioned Person;

"**Upsize Notice**" shall have the meaning set out in Section 3.3(c);

"**Upsize Option**" shall have the meaning set out in Section 3.3(c); and

"**Warrants**" means the Common Share purchase warrants of the Company held directly or indirectly or over which control or direction is exercised by the Investor or any entities managed by it.

1.2 Rules of Construction

Except as may be otherwise specifically provided in this Agreement and unless the context otherwise requires, in this Agreement:

(a) the terms "Agreement", "this Agreement", "the Agreement", "hereto", "hereof", "herein", "hereby", "hereunder" and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof;

(b) references to an "Article" or "Section" followed by a number or letter refer to the specified Article or Section to this Agreement;

(c) the division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(d) words importing the singular number only shall include the plural and *vice versa* and words importing the use of any gender shall include all genders;

(e) the word "including" is deemed to mean "including without limitation";

(f) the terms "party" and "the parties" refer to a party or the parties to this Agreement;

(g) any reference to this Agreement means this Agreement as amended, modified, replaced or supplemented from time to time;

(h) any reference to a statute, regulation or rule shall be construed to be a reference thereto as the same may from time to time be amended, re-enacted or replaced, and any reference to a statute shall include any regulations or rules made thereunder;

(i) unless otherwise indicated, all dollar amounts refer to Canadian dollars;

(j) any time period within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends; and

(k) whenever any action is required to be taken or period of time is to expire on a day other than a Business Day, such action shall be taken or period shall expire on the next following Business Day.

1.3 Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether written or oral, between the parties. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided in the aforesaid agreements. For the avoidance of doubt, (i) the Participation Right (as defined herein) granted pursuant to this Agreement supersedes the participation right granted to the Investor pursuant to the subscription agreement dated June 28, 2023 between the Company and the Investor (the "**Legacy Subscription Agreement**"), and (ii) the standstill in Section 6.4 of the subscription agreement dated as of the date June 14, 2024 between the Company and the Investor (the "**Subscription Agreement**") shall continue to survive in full force and effect following the date hereof in accordance with its terms. As of the Effective Date, the participation right previously granted to the Investor under the Legacy Subscription Agreement shall be cancelled and be of no further force or effect.

1.4 Time of Essence

Time shall be of the essence of this Agreement.

1.5 Governing Law and Submission to Jurisdiction

(a) This Agreement shall be interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable in that province.

(b) Each of the parties irrevocably and unconditionally: (i) submits to the non-exclusive jurisdiction of the courts of the Province of Ontario over any action or proceeding arising out of or relating to this Agreement; (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts; and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.

1.6 Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

ARTICLE 2
BOARD OF DIRECTORS

2.1 Mutual Nominee

(a) Within 15 days of the closing of the Private Placement, an individual to be selected jointly by the Company and the Investor shall be appointed to the Board (subject to the satisfaction of certain customary conditions, including, among other things, the approval of the Exchange). For the avoidance of doubt, the individual so appointed for purposes of this Section 2.1(a) shall not be considered the Investor Nominee for purposes of this Agreement.

2.2 Investor Nomination Right

(a) For so long as the Investor's Ownership Percentage is at least 10.0% (provided that if the Investor's Ownership Percentage drops below 10.0% due to an Excluded Dilutive Event, it will be deemed not to be below the 10.0% threshold for a period of 45 days, during which period, notwithstanding any standstill restriction contained in the Subscription Agreement or otherwise, the Investor will be entitled to acquire Common Shares to bring its holdings of the outstanding Common Shares above the 10.0% level), the Investor shall be entitled, but not obligated, to designate two nominees who each shall be a Person eligible to serve as a director pursuant to the applicable corporate statute governing the Company (an "**Investor Nominee**") for election or appointment to the Board, to serve as a member of the Board.

(b) The Investor Nominees shall each be an individual who: (i) consents in writing to act as a director of the Company; (ii) agrees in writing to comply with all policies of the Company applicable to all directors, as approved by the Board from time to time; and (iii) is not disqualified from acting as a director of the Company under Applicable Laws. The Investor acknowledges that the Investor Nominees will be required to provide, upon reasonable request by the Company and within a reasonable amount of time following such request, any information and materials the Company may request from other members of the Board and as are required to be disclosed in management proxy circulars, under Applicable Laws or as otherwise requested by the Company in order to comply with its legal, regulatory, auditor or stock exchange requirements, or policies and procedures (including an executed consent from the Investor Nominee to serve as a director of the Company, a completed directors' questionnaire in the form provided to the Investor Nominee, a completed personal information form if required by the Exchange, and such other documentation as may be requested by any stock exchange or required by any Governmental Authority).

(c) The Company covenants and agrees, upon 30 days' written notice by the Investor to the Company, to forthwith take all necessary steps, including increasing the size of the Board or causing the resignation of a director, to, to the extent the Investor Nominee is not already a member of the Board, cause the appointment of an individual selected by the Investor to serve on the Board as an Investor Nominee until the next annual meeting of the Company's shareholders, and in the event that it is necessary to seek shareholder approval for the election of a Investor Nominee, the Company shall call and hold a meeting of its shareholders to consider the election of a Investor Nominee as soon as reasonably practicable, and in any event such meeting shall be held within 75 days of the Company receiving such written notice from the Investor.

(d) The Company shall advise the Investor of the date on which proxy solicitation materials are to be mailed for the purpose of any meeting of shareholders at which directors of

the Company are to be elected as soon as reasonably practicable upon determining such date and the Investor shall advise the Company of its Investor Nominee(s), if any, within 10 Business Days after receiving such notice. If the Investor does not advise the Company of the identity of any Investor Nominee prior to any such deadline, then the Investor will be deemed to have: (i) nominated its incumbent nominee if an Investor Nominee is then on the Board; and (ii) not nominated any Investor Nominee if no Investor Nominee is then on the Board.

(e) In the event that any Investor Nominee ceases to serve as a director of the Company, for any reason (including such Investor Nominee's death, disability, resignation or removal), the Company shall cause the Board to promptly appoint a replacement Investor Nominee designated by the Investor to fill the vacancy created by such director ceasing to hold office; provided that the Investor remains eligible to designate an Investor Nominee.

2.3 Management to Endorse and Vote

(a) Subject to the Investor and the Investor Nominee, as applicable, complying with Section 2.1 in all material respects, the Company shall use commercially reasonable efforts to cause the election or appointment of the Investor Nominee(s) to the Board, including soliciting proxies in support of their election and taking the same actions taken by the Company to ensure the election of the other nominees selected by the Board for election to the Board.

(b) The Company agrees that management of the Company shall, in respect of every meeting of the shareholders at which directors of the Company are to be elected, and at every reconvened meeting following an adjournment thereof or postponement thereof, endorse and recommend the Investor Nominee(s) identified in the proxy materials for election to the Board, and shall vote the Common Shares and any other shares of the Company entitled to vote in the election of directors in respect of which management is granted a discretionary proxy in favour of the election of such Investor Nominee(s) to the Board at every such meeting, and the Company shall use its commercially reasonable efforts to cause management to vote their Common Shares and any other shares of the Company entitled to vote in the election of directors in favour of the election of such Investor Nominee(s) to the Board at every such meeting.

(c) Forthwith following any meeting of shareholders at which an Investor Nominee was nominated to serve as a director but was not validly elected by the shareholders in accordance with the applicable corporate statute governing the Company, the Company shall take all steps necessary to appoint an Investor Nominee to the Board who is not the same individual who was not elected at the meeting of shareholders, including pursuant to the power of the Board, where available, to appoint additional directors between shareholders' meetings or to fill a vacancy on the Board.

2.4 Board Size

The Company covenants and agrees that for so long as the Investor is entitled to designate an Investor Nominee, the total number of directors on the Board shall not exceed nine.

2.5 Directors' Liability Insurance

An Investor Nominee, upon due appointment as a director of the Company, shall be entitled to the benefit of directors' liability insurance from financially sound and reputable insurers in an amount and on terms and conditions satisfactory to the Board, and shall be entitled to the same

indemnification rights with respect to acts and omissions in such person's capacity as a director of the Company to which other directors of the Company are entitled.

2.6 Director Compensation

An Investor Nominee, while serving as a director of the Company, shall be entitled to receive the same compensation, options, or other equity awards, as such awards may be granted to any other director from time-to-time by the Company as compensation for services rendered as a member of the Board. The Company shall also pay for the reasonable, documented, out-of-pocket expenses incurred by an Investor Nominee in connection with his or her services provided to or on behalf of the Company, including attending Board meetings or events attended on behalf of the Company or at the Company's request, in accordance with any Board compensation and expense reimbursement policy in effect from time to time. Each Investor Nominee shall be compensated and reimbursed for expenses on a basis no less favourable than the basis on which the Company compensates and reimburses other directors of the Company (other than directors who are officers of the Company).

ARTICLE 3
PARTICIPATION RIGHT

3.1 Notice of Issuances

(a) Provided that the Investor has an Ownership Percentage of at least 6.0% (provided that if the Investor's Ownership Percentage drops below 6.0% due to an Excluded Dilutive Event, it will be deemed not to be below the 6.0% threshold for a period of 45 days, during which period, notwithstanding any standstill restriction contained in the Subscription Agreement or otherwise, the Investor will be entitled to acquire Common Shares to bring its holdings of the outstanding Common Shares above the 6.0% level), if the Company proposes to issue any Common Shares or any securities convertible, exercisable or exchangeable into Common Shares ("**Offering Convertible Securities**") excluding any issuances of any such securities pursuant to an Excluded Dilutive Event (as defined below) (each, an "**Offering**"), the Company will, give written notice of the Offering (the "**Offering Notice**"), as well as all relevant documentation as the same becomes available, to the Investor including, to the extent known by the Company at such time, full particulars of the Offering, including the number or range of Common Shares and/or Offering Convertible Securities included in such Offering (the "**Offering Securities**"), the rights, privileges, restrictions, terms and conditions of the Offering Convertible Securities, if any, the price per Offering Security to be issued in the Offering, the name of any agent(s) or underwriter(s) expected to be involved in the Offering, the intended form of the Offering (e.g., bought deal, overnight marketed, fully marketed, private placement, etc.), the expected use of proceeds of the Offering, the expected closing date of the Offering and the relative entitlement of the Investor to participate in the Offering based on the information available to the Company at such time.

(b) Except in the circumstances described in Section 3.1(c), the Company shall deliver the Offering Notice promptly, but in any event at least five Business Days prior to the expected completion date of the Offering,

(c) If the Company is proposing to undertake a Bought Deal, the Company shall deliver the applicable Offering Notice to the Investor as early as practicable in the circumstances in light of the speed and urgency under which Bought Deals are conducted.

3.2 Grant of Participation Right

Provided that the Investor has a right to receive an Offering Notice pursuant to Section 3.1, the Investor (directly or through an Affiliate, in which case the provisions of this Article 3 shall apply *mutatis mutandis*) shall have the right (the "**Participation Right**") to subscribe for and to be issued as part of an Offering of which the Investor has the right to receive an Offering Notice, at the offering price per Offering Security determined pursuant to Section 3.5(a), and otherwise on substantially the same terms and conditions as in the Offering:

(a) in the case of an Offering of Common Shares, up to such number of Common Shares that will allow the Investor to maintain an Ownership Percentage, after giving effect to such Offering, that is the same as the Ownership Percentage that it had immediately prior to completion of such Offering; and

(b) in the case of an Offering of Offering Convertible Securities (other than or in addition to Common Shares), up to such number of Offering Convertible Securities that will (assuming, for all purposes of this Section 3.2(b), the conversion, exercise or exchange of all of the convertible, exercisable or exchangeable Offering Convertible Securities issued in connection with the Offering and issuable pursuant to this Section 3.2) allow the Investor to maintain a percentage ownership interest in the Common Shares (calculated on a Fully-Diluted Basis), after giving effect to such Offering, that is the same as the percentage ownership interest that it had immediately prior to completion of such Offering (calculated on a Fully-Diluted Basis),

in each case, for greater certainty, after giving effect to any Offering Securities to be acquired by the Investor as part of the Offering, other than pursuant to the exercise of the Participation Right.

3.3 Exercise Notice

(a) If the Investor wishes to exercise its Participation Right, the Investor shall give written notice to the Company (the "**Exercise Notice**") of its intention to exercise such right and of the number of Offering Securities that the Investor wishes to subscribe for and purchase pursuant to the Participation Right. The Investor shall deliver an Exercise Notice to subscribe to an Offering within three Business Days after the date of receipt of an Offering Notice, failing which the Investor will not be entitled to exercise the Participation Right in respect of such Offering and any rights that the Investor may have had to subscribe for any of the Offering Securities shall be extinguished, in respect of such Offering.

(b) Each Exercise Notice, together with the Offering Notice, shall constitute a binding agreement by the Investor to subscribe for and take up, and by the Company to issue and sell to the Investor, the number of Offering Securities that the Investor agrees to subscribe for in its Exercise Notice.

(c) If the Company at any time proposes to increase the number of any Offering Securities to be issued in an Offering, the Company shall, by notice in writing delivered to the Investor (the "**Upsize Notice**"), give the Investor the option to subscribe for its *pro rata* share of the additional Offering Securities (the "**Upsize Option**"). The Investor shall be entitled to exercise the Upsize Option by delivering a new Exercise Notice to the Company. If no new Exercise Notice is delivered by the Investor to the Company within 24 hours of receipt by the Investor of the Upsize Notice, the Exercise Notice of the Investor delivered in respect of the original Offering Notice shall continue in full force and effect.

(d) If for any reason the number of Offering Securities to be issued in an Offering is reduced or otherwise less than the number of Offering Securities set out in the Offering Notice, the Company shall provide written notice to the Investor (the "**Downsize Notice**") confirming the new number of Offering Securities in the Offering and the corresponding *pro rata* reduction of the entitlement of the Investor to participate in the Offering (the "**Downsized Entitlement**"); provided that no such reduction shall be made to the extent that such reduction would result in a reduction of the Ownership Percentage or the percentage ownership interest of the Investor calculated on a Fully-Diluted Basis following completion of such Offering. Following delivery of the Downsize Notice, the Exercise Notice and the Downsize Notice shall together constitute a binding agreement by the Investor to subscribe for and take up, and by the Company to issue and sell to the Investor, the number of Offering Securities equal to the Downsized Entitlement and the Investor shall be entitled to a refund (to be paid to the Investor within two Business Days of receipt of the Downsize Notice) to the extent that it has already remitted funds to the Company in payment in connection with such Offering.

3.4 Issuance of Offered Securities

(a) The Company agrees to take any and all commercially reasonable steps as are required to facilitate the rights of the Investor set forth in this Article 3, including: (i) undertaking a private placement or directed offering of Offering Securities to the Investor as part of such Offering; and (ii) if required, increasing the size of the Offering to satisfy its obligations to the Investor pursuant to Sections 3.1 through 3.3, inclusive, in each case, subject to obtaining any regulatory or other approvals required by Canadian Securities Laws or Applicable Laws.

(b) If the Company receives an Exercise Notice from the Investor within the notice period, then the Company shall use its commercially reasonable efforts to obtain all required approvals (including any approval(s) required pursuant to Canadian Securities Laws or other Applicable Laws), in order to issue to the Investor, against payment of the subscription price payable in respect thereof, that number of Offering Securities set forth in the Exercise Notice or otherwise determined pursuant to Section 3.3(c) or 3.3(d).

(c) If the purchase and sale of all or a portion of the Offering Securities to the Investor is delayed as a result of the need to obtain any approval under Canadian Securities Laws or any other approval, the sale of the Offering Securities to the Investor shall be completed within 10 Business Days of receipt of the last of such required approvals, if any. For greater certainty, the issuance of any Offering Securities to Persons other than the Investor shall be permitted to close prior to the receipt of required approvals solely applicable to the issuance to the Investor.

3.5 Additional Terms

(a) The Participation Right will be exercisable by the Investor at the offering price made available by the Company to other investors in such Offering; provided that if the offering price is lowered by the Company in the course of any such Offering, the Investor will be entitled to pay the lowest price paid to the Company by any investor in the relevant Offering in respect of the applicable Offering Securities without regard to any applicable fees or commissions (except for any such fees or commissions that are paid or payable to the ultimate beneficial purchasers of such Offering Securities) in respect of each class of securities issued (and the Investor will be entitled to a refund (to be paid to the Investor within two Business Days of completion of the Offering) to the extent that it has already remitted funds to the Company in payment in connection with such Offering); and otherwise on substantially the same terms and conditions offered to other investors in the Offering except as otherwise explicitly contemplated in this Agreement.

(b) If the Company has not issued Offering Securities in connection with an Offering within 90 days of the expiry of the relevant notice period, the Company shall not thereafter proceed with such Offering without providing the Investor with a new Offering Notice and further opportunity to deliver an Exercise Notice in respect of such Offering.

3.6 Issuances Not Subject to Participation Right

Notwithstanding anything to the contrary contained herein, Sections 3.1 to 3.5, inclusive will not apply to any Offerings in the following circumstances (each such Offering pursuant to paragraph 3.6(a) through 3.6(g), inclusive, being referred to as an "**Excluded Dilutive Event**"):

(a) a rights offering that is open to all shareholders of the Company (including the Investor);

(b) any share split, share dividend or recapitalization of the Company or any subsidiary of the Company that effects all Common Shares (and is available to all holders of Common Shares), provided that the beneficial shareholders or shareholders of such subsidiary, as applicable, do not change as a result thereof;

(c) issuances for compensatory purposes to directors, officers, employees of or consultants to the Company and its Affiliates pursuant to a security compensation plan of the Company that complies with the requirements of the Exchange;

(d) any equity securities issued for full or partial consideration pursuant to a merger, amalgamation, arrangement, consolidation or similar business combination or for the purchase of the securities or assets of any arm's length third-party;

(e) an Offering of Offering Securities to the Investor or any of its Affiliates;

(f) issuances upon the conversion, exchange or exercise of any outstanding convertible securities of the Company outstanding prior to the date of this Agreement or otherwise issued in accordance with this Agreement, including, for greater certainty, this Section 3.6; or

(g) as a bona fide commission, agent's, underwriter's or finder's fee paid to a third-party.

3.7 Application of Canadian Securities Laws and Exchange Policies

The parties acknowledge that the transactions contemplated pursuant to this Article 3, including the issuance and resale of Common Shares and Convertible Securities, are subject to applicable Canadian Securities Laws and the rules, policies and determinations of the Exchange, which may impose restrictions on the issuance and resale of the securities acquired by the Investor. Notwithstanding anything else in this Agreement, the parties agree that, if as a result of complying with such Canadian Securities Laws or the rules, policies and determinations of the Exchange, the time periods provided herein cannot be practicably complied with, such time periods shall be deemed not to apply to the applicable transaction and the parties shall use commercially reasonable efforts to complete the transactions contemplated and intended to be carried out herein in as expeditious a manner as is practical in order to comply with applicable Canadian Securities Laws or rules, policies and determinations of the Exchange.

ARTICLE 4
REGISTRATION RIGHTS AND RIGHT TO PLACE

4.1 Registration Rights

Subject to the Investor first complying with Section 4.2, the Company shall provide the Investor with those demand registration and piggy-back rights as are further set out in Schedule A to this Agreement. The demand registration rights in Section 1 of Schedule A, and the piggyback registration rights in Section 2 of Schedule A may not be exercised by the Investor and will be of no force and effect at any point during which the Investor's Ownership Percentage is less than 30% on a Partially Diluted Basis.

4.2 Right to Place

(a) For so long as the Investor's Ownership Percentage is equal to or above, 20%, if the Investor or an Affiliate wishes to sell, transfer or otherwise dispose of any Common Shares or Warrants held by it from time to time, the Investor shall or shall cause its Affiliate, as applicable, to first deliver a written notice (a "**Sale Notice**") to the Company specifying (i) the sale price (the "**Sale Price**") per Common Share or Warrant, as applicable, and (ii) the quantity of Common Shares or Warrants (the "**Offered Securities**") that are available for purchase. Upon receipt of a Sale Notice, the Company will have the right during the following 10 Business Days (the "**Notice Period**") to provide the Investor (or its Affiliate) with a purchaser or purchasers willing to purchase Offered Securities at the Sale Price, together with each such purchaser's irrevocable commitment in writing to the Investor or its Affiliate, as applicable, to close the purchase within three Business Days of the delivery of such commitment together with evidence satisfactory to the Investor acting reasonably that the purchase and sale will be completed in accordance with Applicable Laws, in which case the Investor or its Affiliate, as applicable, will complete the sale.

(b) To the extent that the Company does not deliver such commitments within the Notice Period, the Investor or its Affiliate, as applicable, may, with respect to the balance of the Offered Securities ("**Unplaced Securities**"), either

(i) exercise its rights pursuant to Section 4.1 if and to the extent available; or

(ii) otherwise proceed to sell up to the balance of the Unplaced Securities at a price equal to or in excess of the Sale Price for a period of 20 Business days after expiry of the Notice Period, after which the provisions of this Section 4.2 will once again apply to any intended sale of such Offered Securities.

(c) If requested by the Company from time to time, the Investor will promptly advise the Company of the then current number of Subject Securities held by the Investor and its Affiliates and provide the Company with a record of all dispositions of Subject Securities in sufficient detail to permit the Company to confirm compliance with this Agreement.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of the Company

The Company represents and warrants to the Investor as follows and acknowledges and agrees that the Investor is relying on such representations and warranties to enter into this Agreement:

(a) the Company is duly existing and organized, and is validly subsisting under the laws of the Province of Ontario and is in material compliance with the laws of that jurisdiction;

(b) the Company has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

(c) all necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(d) this Agreement has been duly executed and delivered by the Company and (assuming due execution and delivery by the Investor) constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(e) the execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder will not (whether after the passage of time or notice or both) conflict with, result in a violation or breach of, constitute a default or require any Consent (other than such as has already been obtained) to be obtained under, or give rise to any termination rights or payment obligation under, any provision of:

   (i) to the knowledge of the Company (A) any judgment, decree, order or award of any Governmental Authority having jurisdiction over it, or (B) any Applicable Law;

   (ii) any provision of its Constating Documents or resolutions of the Board (or any committee thereof) or shareholders; or

   (iii) any license or registration or any agreement, contract or commitment, written or oral which the Company is a party or subject to or bound by; and

(f) as at the date of this Agreement, no Person other than the Investor has any pre-emptive right, participation right or other similar right to purchase any of the Common Shares or Convertible Securities of the Company in respect of any Offering.

5.2 Representations and Warranties of the Investor

The Investor represents and warrants to the Company as follows and acknowledges and agrees that the Company is relying on such representations and warranties to enter into this Agreement:

(a) the Investor is duly incorporated and organized, and is validly subsisting under the laws of the Province of Ontario and is in material compliance with the laws of that jurisdiction;

(b) the Investor has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

(c) all necessary corporate action has been taken by the Investor to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(d) this Agreement has been duly executed and delivered by the Investor and (assuming due execution and delivery by the Company) constitutes a legal, valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction; and

(e) the execution and delivery of this Agreement by the Investor and the performance by the Investor of its obligations hereunder will not (whether after the passage of time or notice or both) conflict with, result in a violation or breach of, constitute a default or require any Consent (other than such as has already been obtained) to be obtained under, or give rise to any termination rights or payment obligation under, any provision of:

    (i) to the knowledge of the Investor, (A) any judgment, decree, order or award of any Governmental Authority having jurisdiction over it, or (B) any Applicable Law;

    (ii) any provision of its Constating Documents or resolutions of its board of directors (or any committee thereof) or shareholders; or

    (iii) any license or registration or any agreement, contract or commitment, written or oral which the Investor is a party or subject to or bound by.

ARTICLE 6
COVENANTS OF THE COMPANY

6.1 Reporting Issuer Status and Listing of Common Shares

The Company shall use commercially reasonable efforts to, for a period of three years following the date hereof:

(a) maintain the Company's status as a "reporting issuer" not in default under the Canadian Securities Laws in each of the Reporting Jurisdictions; and

(b) maintain the listing of the Common Shares on the Exchange, the Toronto Stock Exchange or another stock exchange acceptable to the Investor,

provided that these covenants shall not restrict or prevent the Company from engaging in or completing any transaction which would result in the Company ceasing to be a "reporting issuer" or the Common Shares ceasing to be listed on the Exchange so long as the holders of Common Shares receive cash or securities of an entity which is listed on a stock exchange in Canada or such other exchange as may be agreed upon by the Company and the Investor or the holders of the Common Shares have approved the transaction.

6.2 No Conflict

The Company covenants and agrees that:

(a) any shareholder rights plan or similar instrument adopted by the Company shall not restrict, limit, prohibit or conflict with the exercise by the Investor of its Participation Right or Nomination Right;

(b) it shall not enter into any agreement or arrangement of any kind with any person with respect to any Common Shares in conflict with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of the Investor under this Agreement;

(c) if any provision of any charter, mandate, or similar document of the Company, Subsidiary, or the Board or a committee conflicts with any provision of this Agreement, the provisions of this Agreement will prevail; and

(d) the Company shall use commercially reasonable efforts to ensure that no constating document or similar document of the Company is amended in a manner that conflicts with any provision of this Agreement and if a constating document or similar document of the Company is nonetheless so amended (or is determined to conflict with any provision of this Agreement) the Company shall use commercially reasonable efforts to: (x) rescind or otherwise undo any such amendment; or (y) otherwise amend the constating document to eliminate such conflict.

ARTICLE 7
INFORMATION RIGHTS

7.1 Right to Information

(i) Subject to the Company's obligations and restrictions under Canadian Securities Laws, during the term of this Agreement, at the request of the Investor provided such request is for reasonable and *bona fide* business purposes, the Company shall provide the Investor with written reports (including technical reports) on the status of the Company's work programs as of the last day of the Company's most recently completed fiscal quarter and the Investor shall have the right to discuss such reports with management of the Company and the Company shall use commercially reasonable efforts to respond to reasonable questions and inquiries from the Investor with respect to the report and the contents thereof; and

(b) The Investor agrees that it shall not provide or otherwise disclose to any third party or the public any information provided to it pursuant to Section 7.1 without the prior written consent of the Company.. Without limiting the foregoing, the Investor shall not use information provided to it pursuant to Section 7.1 (whether disclosed in writing, orally, visually, electronically or by any other means) for any purpose other than to: (i) monitor the Investor's investment in the Company; (ii) comply with Investor's obligations under this Agreement; (iii) exercise any of Investor's rights under this Agreement; and (iv) collaborate with the Company.

ARTICLE 8
MISCELLANEOUS

8.1 Termination

This Agreement shall terminate and the rights and obligations of the parties hereunder shall cease immediately at such time as the Investor's Ownership Percentage decreases below 6.0% (provided that if the Investor's Ownership Percentage drops below 6.0% due to an Excluded Dilutive Event, it will be deemed not to be below the 6.0% threshold for a period of 30 days, during which period the Investor will be entitled to acquire Common Shares to bring its holdings of the outstanding Common Shares above the 6.0% level).

8.2 Notices

(a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by email or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

(i) in the case of the Investor:

EdgePoint Investment Group Inc.
150 Bloor Street West, Suite 500
Toronto, Ontario M5S 2X9

Attention: Geoff MacDonald
E-mail: macdonald@edgepointwealth.com

with a copy (which shall not constitute notice) to:

McCarthy Tetrault LLP
Suite 5300, TD Bank Tower
66 Wellington Street W, Box 48
Toronto, Ontario M5K 1E6

Attention: Robert Hansen
E-mail: rhansen@mccarthy.ca

(ii) in the case of the Company:

Premium Resources Ltd.
One First Canadian Place, Suite 3400
100 King Street West
Toronto, Ontario M5X 1A4

Attention: Morgan Lekstrom and Paul Martin
E-mail: mlekstrom@premiumresources.com/
pmartin@premiumresources.com

with a copy (which shall not constitute notice) to:

DuMoulin Black LLP
1111 W Hastings St 15th Floor
Vancouver, BC V6E 2J3

Attention: Jason Sutherland
E-mail: jsutherland@dumoulinblack.com

(b) Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day or if delivery or transmission is made on a Business Day after 5:00 p.m. (Toronto time) at the place of receipt, then on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event which might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

(c) Either party may at any time change its address for service from time to time by giving notice to the other party in accordance with this Section 8.2.

8.3 Amendments and Waivers

No amendment or waiver of any provision of this Agreement shall be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

8.4 Assignment

No party may assign any of its rights or benefits under this Agreement, or delegate any of its duties or obligations, except with the prior written consent of the other party. Notwithstanding the foregoing, the Investor may assign and transfer all of its rights, benefits, duties and obligations under this Agreement in their entirety, without the consent of the Company, to an Affiliate of the Investor; provided that any such assignee shall, prior to any such transfer, agree to be bound by all of the covenants of the Investor contained herein and comply with the provisions of this Agreement, and shall deliver to the Company a duly executed undertaking to such effect in form and substance satisfactory to the Company, acting reasonably.

8.5 Successors and Assigns

This Agreement shall enure to the benefit of and shall be binding on and enforceable by and against the parties and their respective successors or heirs, executors, administrators and other legal personal representatives, and permitted assigns.

8.6 Expenses

All costs and expenses (including applicable goods and services tax or similar taxes) incurred by the Company in connection with or incidental to the preparation, execution and performance of this Agreement and the transactions contemplated herein, shall be borne by the Company. Reimbursement of the fees and expenses (including applicable goods and services tax or similar taxes that is not recuperable through input tax credits or rebates) incurred by the Investor in connection with or incidental to the preparation, execution and performance of this Agreement and the transactions contemplated herein shall be governed by section 17 (Expenses) of the Debt Settlement Agreement between the Company and Cymbria Corporation dated as of even date..

8.7 Public Disclosure

(a) Subject to Sections 8.7(b), 8.7(c) and 8.7(d), the Company shall not make any public disclosure or statement with respect to the Investor (which shall include the name, logo of, or otherwise references in any way, to the Investor or any of its Affiliates) without the prior written consent of the Investor. For greater certainty, "public disclosure" shall include press releases, any corporate presentations, conference materials, social media postings or other content available on any website maintained by the Company or any of its Affiliates.

(b) If a party determines that it is required to publish or disclose the text of this Agreement (or extracts hereof) in accordance with any Applicable Law, it shall incorporate any redactions proposed by the other party, to the extent reasonable and permitted by Applicable Law prior to such disclosure; provided that, if the other party does not respond to a request for comments within three Business Days, the requesting party shall be entitled to make such public disclosure without the input of the other party.

(c) Neither party shall, without the prior written consent of the other party, issue any news release or otherwise make any public disclosure of the entering into of this Agreement or any the transactions contemplated hereby, unless such party: (i) provides the other party with a reasonable opportunity to review and comment on the content of any such news release or other public disclosure, in each case, insofar as it relates to this Agreement and the transactions contemplated hereby; and (ii) incorporates the other party's comments into the news release or other public disclosure, to the extent that the other party's comments are reasonable and compliant with Applicable Law. If the other party does not respond to a request for comment pursuant to this Section 8.7(a) within one Business Day, the requesting party shall be entitled to issue the news release or other public disclosure without the input of the other party.

(d) If the Company determines that it is required, in accordance with Applicable Law, to publicly disclose information regarding this Agreement, the Investor and/or the transactions contemplated hereby (other than in accordance with Sections 8.7(b) or 8.7(c)), it shall provide the Investor with a reasonable opportunity to review and comment on the content of any such public disclosure. The Company shall incorporate the Investor's comments into the public disclosure to the extent the Investor's comments are reasonable and compliant with Applicable Law. If the Investor does not respond to a request for comments within five Business Days, the Company shall be entitled to issue the public disclosure without the input of the Investor.

8.8 Further Assurances

Each of the parties shall, from time to time hereafter and upon any reasonable request of the other, promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things as may be required or necessary for the purposes of giving effect to this Agreement.

8.9 Right to Injunctive Relief

The parties agree that any breach of the terms of this Agreement by either party would result in immediate and irreparable injury and damage to the other party which could not be adequately compensated by damages. The parties therefore also agree that in the event of any such breach or any anticipated or threatened breach by the defaulting party, the other party shall be entitled to equitable relief, including by way of temporary or permanent injunction or specific performance, without having to prove damages, in addition to any other remedies (including damages) to which such other party may be entitled at law or in equity.

8.10 Counterparts

This Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered in any number of counterparts (including, in electronic form and/or with electronic signatures), with the same effect as if each party had signed and delivered the same document, and all counterparts shall be construed together to be an original and will constitute one and the same agreement.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF this Agreement has been executed by the parties on March 18, 2025.

EDGEPOINT INVESTMENT GROUP INC.

by Frank Mullen
Name: Frank Mullen
Title: Chief Investment Officer

PREMIUM RESOURCES LTD.

by ____________________________
Name:
Title:

IN WITNESS WHEREOF this Agreement has been executed by the parties on March 18, 2025.

EDGEPOINT INVESTMENT GROUP INC.

by ______________________________

Name: Frank Mullen
Title: Chief Investment Officer

PREMIUM RESOURCES LTD.

by 

Name: Paul Martin
Title: Interim Chief Executive Officer

SCHEDULE A
REGISTRATION RIGHTS

1. DEMAND REGISTRATION

1.1 Subject to the limitations of this Schedule A and Section 4.1, the Investor shall have the one-time right, which right may only be exercised commencing on February 18, 2026, to make a written request to the Company for Registration of all but not less than all of the Common Shares held or over which control or direction is exercised by the Investor. The written request to the Company for Registration of all but not less than all of the Common Shares held or over which control or direction is exercised by the Investor shall hereinafter be referred to as a "**Demand Registration Request**" and any such Registration pursuant to a Demand Registration Request shall hereinafter be referred to as a "**Demand Registration**".

1.2 Subject to Section 1.3 of this Schedule A, if the Investor makes a Demand Registration Request under this Schedule A, it shall be entitled to choose the Reporting Jurisdictions in which the Demand Registration shall be effected.

1.3 Each Demand Registration Request shall be in writing and shall: (i) specify the aggregate number of Common Shares that the Investor intends to offer and sell under the Demand Registration; (ii) specify the intended method of disposition thereof (which may include the use of a Short Form Prospectus, including a Base Shelf Prospectus and Shelf Prospectus Supplement, if the Company then qualifies to use such procedures); (iii) specify whether the intended offer and sale of Common Shares shall be made by an underwritten offering; (iv) specify the Reporting Jurisdiction(s) in Canada in which the Registration is to be effected, which jurisdictions shall be acceptable to the Company, acting reasonably; and (v) contain an undertaking by the Investor to provide all such information regarding the Investor and the Investor's holdings of Common Shares and the proposed manner of distribution for the Common Shares the Investor intends to offer and sell in connection with such Demand Registration or as may otherwise be reasonably required in order to permit the Company to comply with Canadian Securities Laws in each of the Reporting Jurisdictions in which the Demand Registration shall be effected. In the event that the Company has filed a Base Shelf Prospectus with any of the Canadian Securities Authorities, the Investor shall also be entitled, from time to time during the effectiveness of such Base Shelf Prospectus, to request and require the Company to prepare and file a Shelf Prospectus Supplement to effect the sale of the Investor's Common Shares qualified under such Base Shelf Prospectus.

1.4 Subject to Section 4.1 of this Schedule A, the Company shall be entitled to include Common Shares to be issued and sold by the Company in any Demand Registration.

1.5 The Investor shall have the right to select the investment banker(s) and manager(s) to administer the offering of the Common Shares which are the subject of a Demand Registration, subject to the Company's approval, which shall not be unreasonably withheld; provided that if any Demand Registration also involves an underwritten or agency treasury offering of the Company, the Company and the Investor shall jointly select the investment banker(s) and manager(s) to administer the offering. In the case of an

underwritten Demand Registration, the Investor and its representatives may participate in the negotiation of the terms of any underwriting agreement.

1.6 In the event the Board reasonably determines in its good faith judgment (as evidenced by a resolution of the Board) that the filing of a prospectus (including, after the filing of a Base Shelf Prospectus, a Shelf Prospectus Supplement) in respect of a Demand Registration would (i) require the disclosure of material non-public information relating to the Company that the Company has a bona fide business purpose for preserving as confidential, or (ii) would materially impede the ability of the Company to consummate a pending or proposed material transaction (involving a financing, acquisition, corporate reorganization, merger or other transaction) involving the Company (a "**Valid Business Reason**"), then the Company's obligation to effect a Demand Registration under this Schedule A will be deferred for a period of not more than 60 days from the date of receipt of the Demand Registration Request, provided that the Company may not defer its obligations under this Schedule A for a period of more than 120 days during any 12 month period. In each case, the Company shall provide prompt written notice to the Investor (including a copy of the above-mentioned resolution of the Board and copies of any other resolutions or determinations by its Board relating to such postponement) of its determination and the facts giving rise to the Valid Business Reason and an approximation of the anticipated period of time of such postponement. The Company shall provide prompt written notice to the Investor of the time at which it determines that the Valid Business Reason no longer exists.

1.7 A Demand Registration requested pursuant to this Schedule A shall not be deemed to have been effected if (i) a receipt is not obtained for a final prospectus (if applicable), (ii) the applicable proposed distribution is not completed due to any cease trade or stop order, injunction or other order or requirement of any Canadian Securities Authority, the Exchange or other Governmental Authority, or (iii) the conditions to closing specified in the applicable underwriting or agency agreement entered into in connection with the applicable proposed distribution are not satisfied or waived by reason of the failure or refusal of the Company to satisfy or perform a condition to such closing (including if so specified by reason of the occurrence of a material adverse change).

2. INVESTOR PIGGYBACK REGISTRATION

2.1 Subject to the limitations of this Schedule A, if the Company at any time and from time to time proposes to qualify, distribute or register any securities of the Company under any of the Canadian Securities Laws in a form and manner which would permit qualification of Common Shares held or over which control or direction is exercised by the Investor (an "**Investor Piggyback Registration**"), the Company shall give prompt written notice to the Investor of its intention to do so prior to the anticipated filing date of such prospectus (or (i) in the case of a Bought Deal, the launch thereof; or (ii) in the case of an offering via a Shelf Prospectus Supplement, the pricing thereof) and, subject to Section 4.2 of this Schedule A, shall include in such qualification or registration all Common Shares in respect of which the Company has received from the Investor a written request from the Investor for inclusion therein within five Business Days after the receipt of the Company's notice. The written request by the Investor for inclusion in the Investor Piggyback Registration shall hereinafter be referred to as a "**Investor Piggyback Registration Request**". If the Company receives a Bought Deal letter relating the proposed offering,

the Company shall give the Investor such notice as is practicable under the circumstances given the speed and urgency with which Bought Deals are currently carried out in common market practice of its rights to participate thereunder and such Investor shall have 48 hours from the time the Company notifies it of such Bought Deal to provide the Investor Piggyback Registration Request.

2.2 The Company's notice of an Investor Piggyback Registration shall include the particulars of the proposed offering, if available, including the proposed jurisdictions in which such distribution is to be effected, the estimated number and type of securities of the Company proposed to be issued, the range of the estimated offering price per security, the proposed plan of distribution (including the use of a Short Form Prospectus or Shelf Prospectus Supplement) and the proposed terms of the underwriting or agency arrangements.

2.3 The Company shall have the right to select the investment banker(s) and manager(s) to administer the offering from treasury and of the Common Shares which are subject to the Investor Piggyback Registration, subject to the approval of the Investor, which shall not be unreasonably withheld.

2.4 The Company shall also provide to the Investor any current draft preliminary prospectus or draft Shelf Prospectus Supplement as applicable, if available, and any current draft, underwriting agreement or agency agreement, if available, relating to the proposed offering.

2.5 Notwithstanding the foregoing,

(a) the Company shall not be obliged to effect an Investor Piggyback Registration Request in respect of or related to any offering being conducted in connection with an acquisition, merger, arrangement or similar transaction involving the Company or any of its Subsidiaries; and

(b) the Company may, in its sole discretion and without the consent of the Investor, at any time prior to a receipt having been issued for a final prospectus by the applicable Canadian Securities Authorities or the filing of Shelf Prospectus Supplement, abandon the proposed offering that is the subject of the Investor Piggyback Registration Request.

3. REGISTRATION PROCEDURES

Upon receipt of a Demand Registration Request or an Investor Piggyback Registration Request in accordance with and subject to the provisions of this Schedule A, the Company will use commercially reasonable efforts to effect the Registration of the Common Shares which are the subject of the Demand Registration Request or Investor Piggyback Registration Request (as may be reduced under Section 4 of this Schedule A) and pursuant thereto the Company will as expeditiously as reasonably possible and to the extent necessary by virtue of the Canadian Securities Laws of the jurisdictions in which the Registration is to be effected:

3.1 prepare and file under Canadian Securities Laws a preliminary prospectus or similar document in each Reporting Jurisdiction in which the Registration is to be effected, as consented to by the Company, and such other related documents (including exhibits, financial statements, and ancillary materials, where applicable) as may be necessary or appropriate relating to the proposed distribution;

3.2 furnish to the Investor copies of the preliminary prospectus, prospectus, or any amendments or supplements thereto, including exhibits, financial statements and ancillary materials if applicable, and provide the Investor and the managing underwriter(s) and or agent(s) if any (and their respective counsel) with a reasonable opportunity to participate in the preparation of such documents and each amendment thereof or supplement thereto in accordance with Section 8 of this Schedule A;

3.3 notify the Investor and the managing underwriter(s) and or agent(s), if any, and (if requested) confirm such advice in writing as soon as practicable after notice thereof is received by the Company (A) when the preliminary prospectus and prospectus, and any amendment thereto, has been filed or been receipted (as applicable); (B) of any request by the Canadian Securities Authorities for amendments to the preliminary prospectus or prospectus or for additional information; (C) of the issuance by the Canadian Securities Authorities of any stop trade or cease trade order relating to the prospectus or any order preventing or suspending the use of any preliminary prospectus or prospectus or the initiation or threatening of any proceedings for such purposes; and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

3.4 use commercially reasonable efforts, as soon as possible after any comments of the relevant Canadian Securities Authorities have been satisfied with respect thereto, to prepare and file a prospectus under the Canadian Securities Laws in each Reporting Jurisdiction in which the Registration is to be effected, and receive a receipt therefor;

3.5 use commercially reasonable efforts to take all other steps and proceedings that may be necessary in order to qualify the applicable Common Shares for distribution under Canadian Securities Laws each Reporting Jurisdiction in which the Registration is to be effected by registrants who comply with the relevant provisions of such Canadian Securities Laws;

3.6 prepare and file with the relevant Canadian Securities Authorities such amendments and supplements to such preliminary prospectus and prospectus as may be necessary to comply with the provisions of Canadian Securities Laws with respect to the distribution of all Common Shares and other securities covered thereby, and to take such reasonable steps to maintain the qualification of such prospectus until the earlier of the completion of the distribution or 60 days following issuance of the receipt for the final prospectus (except in the case of a Base Shelf Prospectus, in which case the Company shall take such steps as are necessary to maintain the effectiveness of such prospectus for the maximum period provided pursuant to Section 2.2(3) of NI 44-102 (or, if applicable, the maximum period provided under the applicable other qualification methods under such National Instrument));

3.7 furnish to the Investor and underwriters, if any, as many commercial copies of the preliminary prospectus, prospectus and any amendment and supplement thereto, including financial statements and schedules and all documents incorporated therein by reference, as such Persons may reasonably request, and such other documents as the Investor may reasonably request, in order to facilitate the distribution of the Common Shares;

3.8 furnish to the Investor:

(a) opinions of counsel for the Company in the preliminary prospectus, final prospectus or Shelf Prospectus Supplement, as applicable, in forms that are customary at such times for distributions of securities similar to the distribution of the Common Shares to be offered and sold;

(b) opinions of counsel for the Company addressed to the Investor, the underwriters or agents, and their respective counsel on the closing date for the distribution of such securities, in forms that are customary at such times for distributions of securities similar to the distribution of the Common Shares to be offered and sold;

(c) a "comfort" letter addressed to the Investor and the underwriters or agents dated the date of the final prospectus or Shelf Prospectus Supplement, as applicable, and again on the closing date signed by the auditors of the Company and providing comfort in relation to financial information contained in the prospectus (or incorporated by reference therein);

(d) if the prospectus is filed in Québec, opinions of Québec counsel for the Company and the auditors of the Company addressed to the Investor and the underwriters or agents, and relating to the translation of the preliminary prospectus, the prospectus and the respective documents incorporated by reference therein, such opinion being dated the dates of the preliminary prospectus, the final prospectus and/or Shelf Prospectus Supplement, as applicable, and closing; and

(e) such corporate certificates, satisfactory to the Investor acting reasonably, as are customary at such times for distributions of securities similar to the distribution of the Common Shares to be offered and sold;

and, in each case, covering substantially the same matters as are customarily covered in such documents in the relevant jurisdictions and such other matters as the Investor may reasonably request;

3.9 during the period after the filing of a preliminary prospectus (or Shelf Prospectus Supplement) and before the completion of the distribution, immediately notify the Investor and the managing underwriter(s) and or agent(s), if any, of the happening of any event as a result of which the preliminary prospectus or the prospectus, as then in effect, would include an untrue statement of material fact or would omit any fact that is required to be stated or that is necessary to make any statement therein not misleading, or would fail to constitute full, true and plain disclosure of all material facts regarding the Common Shares when such preliminary prospectus or prospectus was delivered, and as promptly as practicable, prepare and file with the Canadian Securities Authorities, and furnish to the Investor and the managing underwriter(s) and or agent(s), if any, a supplement or amendment to such preliminary prospectus or prospectus which will correct such information. The Company shall furnish to the Investor and the managing underwriter(s) and or agent(s), if any, a reasonable number of commercial copies of any such supplement or amendment as may be necessary so that, as thereafter delivered to the purchasers of such Common Shares, the preliminary prospectus or prospectus shall not include any untrue statement of a material fact or omit to state any fact that is required to be stated or that is necessary to make any statement therein not misleading;

3.10 otherwise use commercially reasonable efforts to comply with all applicable policies, rules and regulations of the relevant Canadian Securities Authorities and of any securities exchange on which any of the Company's equity securities are then listed or quoted (provided in each case the Company applied to list or quote the Common Shares on such securities exchange);

3.11 use its commercially reasonable efforts to cause all of the Common Shares to be listed and posted for trading on each securities exchange on which any of the Company's equity securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company's equity securities are then quoted (provided in each case the Company applied to list or quote the Common Shares on such securities exchange or inter-dealer quotation system);

3.12 enter into such customary agreements and underwriting or agency agreements containing such representations and warranties by the Company, indemnification provisions in favour of the agents or underwriters, indemnification and contribution provisions consistent with Section 9 of this Schedule A, Section 10 of this Schedule A and Section 11 of this Schedule A, and such other terms and provisions as are customary in underwriting or agency agreements for such offerings (including, where applicable, secondary offerings);

3.13 in the event of the issuance of any order or ruling suspending the effectiveness of a prospectus receipt or of any order suspending or preventing the use of any prospectus or suspending the qualification of any securities qualified by such prospectus for sale in any jurisdiction, the Company will notify the Investor and the managing underwriter(s) and or agent(s), if any, of such event and use commercially reasonable efforts to promptly obtain the withdrawal of such order or ruling; in the case of a secondary offering by the Investor, the Investor will not (until further notice) effect sales thereof or deliver any prospectus in respect of such sale after notification by the Company to the Investor, under this Section 3.13 of this Schedule A;

3.14 use commercially reasonable efforts to qualify such Common Shares under the Canadian Securities Laws of each Reporting Jurisdiction which the Registration will be effected, and obtain such other governmental authorizations reasonably necessary to effect sales (provided that the Company will not be required to: (i) qualify generally to do business in any jurisdiction of Canada or any other jurisdiction in which it would not otherwise be required to qualify but for this Section 3.14 of this Schedule A; or (ii) consent to general service or process in any such jurisdiction in which it is not then so subject);

3.15 cause the senior officers and other representatives of the Company acceptable to the Investor, and the underwriters or agents, on a reasonable basis, to be available for and participate in "road shows", institutional investor meetings, and similar events to support the sale of the Common Shares subject to the offering; and

3.16 take such other actions and execute and deliver such other documents as may be reasonably necessary to give full effect to the rights of the Investor under this Schedule A.

4. **UNDERWRITERS' CUTBACK**

4.1 If any Demand Registration involves an underwritten or agency offering and the lead underwriter(s) or agent(s) advises the Company and the Investor in writing that in its or

their good faith reasonable judgment, the number of Common Shares that the Investor and the Company have requested to be included in such offering together with any other Common Shares to be included in the such offering hereunder exceeds the number (the "**Maximum Offering Size**") that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Shares offered or the market for the Common Shares, the Company shall include Common Shares in such qualification for distribution in the following priority to the extent possible, without causing the distribution to exceed the Maximum Offering Size:

(a) first, such Common Shares requested to be qualified for distribution by the Investor; and

(b) second, after allowing for the inclusion of all of the Common Shares required under Section 4.1(a) of this Schedule A, as many of the Common Shares proposed to be qualified for distribution by the Company as part of the Demand Registration.

4.2 If any Investor Piggyback Registration involves an underwritten or agency offering and the lead underwriter(s) or agent(s) advises the Company and the Investor in writing that in its or their good faith reasonable judgment, the number of Common Shares the Investor has requested to be included in such offering, together with any other Common Shares to be included in such offering, exceeds the Maximum Offering Size, the Company shall not be required to include that number of Common Shares of the Investor which exceed the Maximum Offering Size in the proposed distribution if and to the extent the Company is advised by such lead underwriter(s) or agent(s) that the inclusion of such Common Shares may, in their opinion, interfere with the orderly sale and distribution of securities pursuant to the proposed offering.

5. WITHDRAWAL

The Investor shall be entitled to withdraw its request for inclusion of its Common Shares in any Demand Registration or Investor Piggyback Registration by giving written notice to the Company of its request, provided that: (i) such request is made prior to the execution of an engagement letter in respect of a Bought Deal or underwriting agreement with respect to such offering; and (ii) such withdrawal is irrevocable and, after making such request, the Investor shall no longer have any right to include its Common Shares in the Demand Registration or Investor Piggyback Registration pertaining to which the withdrawal was made.

6. EXPENSES

6.1 All expenses incurred in connection with a Demand Registration pursuant to Section 1 of this Schedule A, including: (i) fees payable to Canadian Securities Authorities; (ii) fees and expenses of compliance with Applicable Securities Laws; (iii) printing and copying expenses; (iv) messenger and delivery expenses; (v) expenses incurred in connection with any road show and marketing activities; (vi) fees and disbursements of counsel to the Company and the Investor; (vii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or "comfort" letter) and fees and expenses of any other special experts or advisors retained by the Company; (viii) translation expenses; and (ix) any other fees and disbursements of underwriters customarily paid by issuers or sellers of securities, shall be borne by the Investor.

6.2 All expenses incurred in connection with an Investor Piggyback Registration pursuant to Section 2 of this Schedule A (excluding underwriters' discounts and commissions in respect of Common Shares to be sold by the Investor and fees and disbursements of counsel to the Investor, which shall be borne by the Investor (the "**Investor Expenses**")), including: (i) fees payable to Canadian Securities Authorities; (ii) fees and expenses of compliance with Applicable Securities Laws; (iii) printing and copying expenses; (iv) messenger and delivery expenses; (v) expenses incurred in connection with any road show and marketing activities; (vi) fees and disbursements of counsel to the Company; (vii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or "comfort" letter) and fees and expenses of any other special experts or advisors retained by the Company; (viii) translation expenses; and (ix) any other fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding the Investor Expenses), shall be borne by the Company.

7. **AGREEMENT REGARDING COMPLIANCE WITH CANADIAN SECURITIES LAWS**

If, in connection with a secondary offering as herein contemplated, in the reasonable opinion of counsel to the Company it is necessary or appropriate in order to comply with any Canadian Securities Law, the Company's obligations under this Schedule A shall be conditional upon the Investor and any underwriter or agent participating in such public sale or distribution executing and delivering to the Company an appropriate agreement, in a form reasonably satisfactory to counsel for the Company, that such Person will comply with all prospectus delivery requirements of all relevant Canadian Securities Laws and with stabilization, anti-manipulation and similar provisions of the relevant Canadian Securities Laws and will furnish to the Company information about sales made in such public sale or distribution.

8. **PREPARATION; REASONABLE INVESTIGATION**

Subject to entering into confidentiality agreements satisfactory to the Company, acting reasonably, in connection with the preparation and filing of any preliminary prospectus, prospectus or similar document in connection with a secondary offering as herein contemplated, the Company will give the Investor and the applicable underwriters or agents, if any, and their respective counsel, auditors and other representatives, the opportunity to participate in the preparation of such documents and each amendment thereof or supplement thereto, and shall include therein such material, furnished to the Company in writing, which in the reasonable judgment of counsel to the Investor, should be included and the inclusion of which is agreed upon by the Company, acting reasonably, and will give the Investor, and its underwriters and agents, if any, and their respective counsel, such access to its books and records and such opportunities to discuss the business of the Company with its officers and auditors and other experts as shall be necessary in the opinion of the Investor, such underwriters or agents and their respective counsel, and to conduct all due diligence as the Investor, such underwriters or agents and their respective counsel may reasonably require in order to conduct a reasonable investigation for purposes of establishing a due diligence defence as contemplated by the Canadian Securities Laws and in order to enable such underwriters or agents to execute the certificate required to be executed by them in Canada for inclusion in each such document.

9. **INDEMNIFICATION**

9.1 In connection with any secondary offering as herein contemplated, to the extent permitted by laws, the Company shall indemnify and hold harmless the Investor and their respective shareholders, members, and limited and general partners, each shareholder, member and

limited and general partner of each such shareholder, member and limited and general partner, and each of their respective affiliates, officers, directors, managers, shareholders, employees, advisors and agents from and against all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses whatsoever (including reasonable legal fees and expenses), including any amounts paid in settlement of any investigation, order, litigation, proceeding or claim, joint or several, incurred, arising out of or based upon: (a) any untrue or alleged untrue statement of material fact contained in any preliminary prospectus or prospectus or any amendment thereof or supplement thereto, including all documents incorporated therein by reference; (b) any omission or alleged omission of a material fact required to be stated therein or necessary to make any statement therein not misleading; or (c) any non-compliance by the Company with Canadian Securities Laws in connection with a Demand Registration or Investor Piggyback Registration and the offering of securities effected thereunder; provided that the Company shall not be liable under this Section 9.1 of this Schedule A for any settlement of any action effected without its written consent, which consent shall not be unreasonably withheld or delayed; and provided further that the indemnity provided for in this Section 9.1 of this Schedule A shall not apply to any loss, penalty, judgment, suit, cost, claim, damage, liability or expense to the extent incurred, arising out of, or based upon an untrue statement or omission of material fact or alleged untrue statement or omission of material fact made in reliance upon and in conformity with written information furnished to the Company by the Investor stating that such information is being provided for use in the prospectus. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor and regardless of any indemnity agreed to in an underwriting agreement that is less favourable to the Investor. In connection with an underwritten offering pursuant to a Demand Registration, the Company will indemnify the underwriters or agents, their officers and directors and each person who controls such underwriters or agents (within the meaning of any Canadian Securities Laws) to the same extent as provided above with respect to the indemnification of the Investor.

9.2 In connection with any secondary offering as herein contemplated, to the extent permitted by laws, the Investor shall indemnify and hold harmless the Company, each of its affiliates and subsidiaries and their respective directors, officers, employees, shareholders and agents and underwriters or agents, their officers and directors and each person who controls such underwriters or agents who participates in such secondary offering from and against all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses whatsoever (including reasonable costs of investigation and legal fees and expenses and any indemnity and contribution payments made to underwriters), including any amounts paid in settlement of any investigation, order, litigation, proceeding or claim, joint or several, incurred, arising out of or based on: (a) any untrue or alleged untrue statement of material fact contained in any preliminary prospectus or prospectus or any amendment thereof or supplement thereto, including all documents incorporated therein by reference caused by information relating solely to the Investor furnished to the Company in writing by the Investor stating that such information is being provided for use in the prospectus; or (b) any omission or alleged omission to state in any such document a material fact relating to the Investor required to be stated therein or necessary to make any statement therein not misleading; provided that the Investor shall not be liable under this Section 9.2 of this Schedule A for any settlement of any action effected without its

written consent, which consent shall not be unreasonably withheld or delayed; and provided further that the indemnity provided for in this Section 9.2 of this Schedule A shall not apply to any loss, claim, damage, liability or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission contained in any prospectus relating to the secondary offering if the Company or any underwriter failed to send or deliver a copy of the prospectus to the Person asserting such losses, liabilities, claims, damages or expenses on or prior to the delivery of written confirmation of any sale of securities covered thereby to such Person in any case where such prospectus corrected such untrue statement or omission. In no event shall the liability of the Investor under this Section 9.2 of this Schedule A be greater in amount than the dollar amount of the proceeds from the sale of Common Shares in the offering giving rise to such indemnification obligation, net of underwriting discounts and commissions but before expenses, less any amounts paid by the Investor under Section 11 of this Schedule A and any amounts paid by the Investor as a result of liabilities incurred under the underwriting agreement, if any.

9.3 Notwithstanding any other provision of this Schedule A, should the Investor not agree to the indemnification set out in Section 9.2 of this Schedule A the Company shall not be required to qualify the Investor's Common Shares in the Demand Registration or Investor Piggyback Registration in respect of which the Investor does not agree to provide such indemnification.

10. DEFENCE OF THE ACTION BY THE INDEMNIFYING PARTIES

Each party entitled to indemnification under this Schedule A (the "**Indemnified Party**") will give notice to the party required to provide indemnification (the "**Indemnifying Party**") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party pursuant to the provisions of this Schedule A except to the extent of the damage or prejudice suffered by such delay in notification. The Indemnifying Party will assume the defence of such action, including the employment of counsel to be chosen by the Indemnifying Party to the reasonable satisfaction of the Indemnified Party, and the payment of expenses. The Indemnified Party will have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel will be at the expense of the Indemnified Party, unless the employment of such counsel is authorized in writing by the Indemnifying Party in connection with the defence of such action, the Indemnifying Party shall not have employed counsel to take charge of the defence of such action, or the Indemnified Party reasonably concludes, based on the opinion of counsel, that there may be defences available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defence of such action on behalf of the Indemnified Party); in any of which events the reasonable fees and expenses will be borne by the Indemnifying Party. The Indemnifying Party, in the defence of any such claim or litigation, will not, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

11. CONTRIBUTION

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for pursuant to Section 9 of this Schedule A is due in accordance with its terms but is, for any reason, held by a court to be unavailable from an Indemnifying Party on grounds of policy

or otherwise, each Indemnifying Party and Indemnified Party shall contribute to the aggregate liabilities, claims, demands, losses (other than losses of profit in connection with the distribution of the Common Shares), costs, damages, fines, penalties and expenses (including, without limitation, legal fees, charges and disbursements on an as between a solicitor and his own client basis incurred in connection with investigation or defence of the same) to which they may be subject or which they may suffer or incur in such proportion as is appropriate to reflect the relative fault of the party or parties seeking indemnity, on the one hand, and the parties from whom indemnity is sought, on the other hand, in connection with the statements, commissions or omissions or other matters which resulted in such liabilities, claims, demands, losses, costs, damages, fines, penalties or expenses as well as any other relevant equitable considerations. The Indemnifying Parties and the Indemnified Parties hereto agree that it would not be just and equitable if contributions pursuant to this Agreement were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 11 of this Schedule A.

12. U.S. REGISTRATION RIGHTS

If the Company proposes to file a registration statement for the distribution of Common Shares to the public in the United States, the parties shall, prior to such distribution taking place, supplement this Agreement so as to provide the Investor with registration rights enabling the distribution of Common Shares to the public in the United States that are substantially equivalent to the registration rights provided under this Agreement, including demand registration rights and piggyback registration rights upon terms and conditions substantially equivalent to the demand registration rights and piggyback registration rights granted hereunder (with the necessary modifications to reflect differences in securities laws and process), and provisions relating to payment of expenses and indemnification and contribution substantially equivalent to the terms set forth in this Agreement.